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                                                                    EXHIBIT 23.0

                       [LETTERHEAD OF COOPERS & LYBRAND]

                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the Registration Statement of IHOP Corp. and Subsidiaries on Form S-8 (File No. 33-46361) of our report dated February 13, 1998, on our audits of the consolidated financial statements of IHOP Corp. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                                        Coopers & Lybrand L.L.P.



Los Angeles, California
March 16, 1998